UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  March 31, 2008
DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 S. Diamond Street
Stockton, California		95205

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (209) 467-6000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Effective March 31, 2008, Diamond Foods (“the Company”) amended a Revolving Term Loan Supplement to the Master Loan Agreement (the “Supplement”) between the Company and CoBank, ACB, dated January 12, 2006. Pursuant to the Supplement, CoBank agreed to provide the Company with a loan commitment of up to $20 million. The amended Supplement maintains the loan commitment at the $20 million level and extends the commitment by one year from April 1, 2012 to April 1, 2013. As of the March 31, 2008, no amounts were outstanding under the Supplement.
The foregoing description of the amended Supplement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 99.01 to this Current Report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit	Description

99.01	Revolving Term Loan Supplement to Master Loan Agreement, effective as of March 31, 2008, between Diamond Foods, Inc. and CoBank, ACB

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: April 3, 2008	By:	/s/ Stephen Kim
		Name:	Stephen Kim
		Title:	Vice President, General Counsel

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